UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2010
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27597	52-2137343
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

400 Minuteman Road	01810
Andover, Massachusetts	(Zip Code)
(Address of principal
executive offices)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As was previously reported, on March 1, 2010, NaviSite, Inc. (the “Company”) announced that R. Brooks Borcherding was promoted to President of the Company, effective March 1, 2010, in accordance with the terms of that certain Offer Letter, dated as of March 27, 2009 entered into with Mr. Borcherding. From April 13, 2009 to March 1, 2010, Mr. Borcherding served as the Company’s Senior Vice President of Sales and Chief Revenue Officer.
On Monday, March 29, 2010, the Company’s Governance, Nominating and Compensation Committee approved the following changes to Mr. Borcherding’s compensation:
•	Increased base salary to $290,000;

•	Total variable compensation is reduced to $235,000 (total compensation package (base salary plus variable compensation) remains at $525,000).
o	Total variable compensation is as follows:
▪	50% is based on the achievement of the Corporate EBITDA goals established for the Company by the Board of Directors; and

▪	50% is based on the achievement of the Corporate annual bookings target of $3.3 million (for fiscal year 2010).
All of the above modifications to Mr. Borcherding’s compensation are effective as of January 31, 2010.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2010	NaviSite, Inc.
	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer